                                                                    Exhibit 10.9


                           Real Estate Sale Contract
                    Unit 4, 420 W. Huron, Chicago, Illinois

1.   Buyer to Purchase:  Quantum Leap Communications, Inc. (Buyer) agrees to
     -----------------
     purchase at a price of $1,000,000 on the terms set forth herein the following described Real Estate (the "Real Estate") in Cook County
     Illinois:

     commonly known as Unit 4 (which includes the entire fourth floor less common elements), 420 W. Huron, Chicago, Illinois and with floor area of as shown on the condominium survey together with the following presently located thereon if any: heating, ventilation, air-conditioning equipment, built in furniture, plans, drawings, and specifications, maintenance manuals and records, garage door openers and remote control units and the like, located at or used in connection with the operation and maintenance of the Real Estate owned by Seller.

2.   Seller to Sell:  FTI, Inc. (Seller) agrees to sell the Real Estate and the
     --------------
     property described above, if any, at the price and terms set forth herein, and to convey or cause to be conveyed to Buyer or nominee title thereto by a recordable warranty deed, with a release of homestead rights, if any, and a proper bill of sale subject only to: See Paragraph 25 hereof.

3.   Payment:  Buyer will pay within two business days from date of acceptance
     --------
     $1,000 as earnest money to be applied on the purchase and agrees to pay or satisfy the balance of the purchase price, plus or minus prorations at the time of closing as follows: The payment of the balance by cashiers check or title company check. Earnest Money will be increased to $100,000 upon satisfaction or waiver of the contingencies described at paragraphs 20 and 25 hereof.

4.   Survey:  The Real Estate is a condominium unit.  Existing survey has been
     -------
     provided by Seller.

5.   Closing:  The time of closing shall be on or between October 18, 1999 and
     --------
     October 15, 2000, as may be selected by Seller by written notice to Buyer or on the date, if any, to which such time is extended by reason of paragraphs 10 or 11 hereof becoming operative (whichever date is later) unless subsequently mutually agreed otherwise at the office of the mortgage lender, if any, provided title is shown good or is accepted by Buyer. Notwithstanding the above, the time of closing shall be on the earlier of October 15, 2000 or the first business day following the purchase of any real property by the Seller after July 2, 1999 that has a purchase price equal to or greater than $900,000 or on the date, if any, to which such time is extended by reasons of paragraphs 10 or 11 hereof becoming operative (whichever is later) at the office of the mortgage lender, if any, provided title is accepted by Buyer.

6.   Brokers Commission:    Seller agrees to pay a Brokers Commission to those
     -------------------
     persons identified as Real Estate Brokers at the end hereof in the amount set forth or at the commission rate set forth at the end hereof. Both parties warrant to each other that no brokers are involved in this transaction other than those identified at the end hereof.

7.   Earnest Money:  The earnest money shall be deposited in cash.  Cash earnest
     -------------
     money shall be deposited in a strict joint order escrow with Chicago Title Insurance Company for the mutual benefit of the parties with the parties respective attorneys as signatories. The escrow funds shall be deposited into an interest bearing account with the interest payable to Buyer at closing provided however that if this contract is terminated due to Buyers fault and the earnest money forfeited as provided in paragraph 14 hereof, then the interest shall be paid to Seller. Buyer shall pay any investment fees imposed by the escrowee.

8.   Code Matters:  Seller warrants that Seller, its beneficiaries or agents of
     -------------
     Seller or of its beneficiaries have received no notices from any city, village or other governmental authority of zoning, building, fire or health code violations in respect to the Real Estate that have not been heretofore been corrected. Provided, however, that Condominium Association has received a notice of certain required repairs to be made to the elevator copies of which have been delivered to Buyer. Seller will use its best efforts to cause the repairs to be completed prior to closing. If Seller is unsuccessful in completing repairs prior to closing then Seller at closing will assign to Buyer the contract for repair and credit Buyer with the balance of the contract price so that Buyer may cause the repairs to be completed.

9.   Duplicate Original:  A duplicate original of this contract, duly executed
     -------------------
     by the Seller, if any, shall be delivered to the Buyer within 2 business days from the date hereof, otherwise at the Buyer's option, this contract shall become null and void and the earnest money shall be refunded to the Buyer.

10.  Title Commitment:  Seller shall deliver or cause to be delivered to Buyer
     ----------------
     or Buyer's agent, not less than 5 days prior to the time of closing, the plat of survey and a title commitment for an owner's title insurance policy issued by Chicago Title Insurance Company subject only to (a) the general exceptions contained in the policy, (b) the title exceptions set forth above, and (c) title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may be removed by the payment of money at the time of closing and which Seller may so remove at that time using the funds to be paid upon delivery of the deed

     (all of which are herein referred to as the permitted exceptions). The title commitment shall be conclusive evidence of good title as to all matters insured by the policy, subject only to the exceptions as therein stated. Seller shall also furnish to Buyer an affidavit of title in customary form covering the date of the closing and showing title in Seller subject only to the permitted exceptions in foregoing items (b) and (c) and unpermitted exceptions of defects in the title disclosed by the survey, if any, as to which the title insurer commits to extend insurance in the matter specified in paragraph 11 below.

11.  Title Defects:  If the title commitment or the survey (if one is required)
     -------------
     discloses either unpermitted exceptions of survey matters that render the title unmarketable (herein referred to as "survey defects"), Seller shall have 30 days from date of delivery thereof to have the exceptions removed from the title commitment or to correct such survey defects or to have the title insurer commit to insure against loss or damage that may be occasioned by such exceptions or survey defects, and, in such event, the time of closing shall be 35 days after delivery of the commitment or the time expressly specified in paragraph 5 hereof, whichever is later. If Seller fails to have the exceptions removed or correct any survey defects, or in the alternative, to obtain the commitment for title insurance specified above as to such exceptions or survey defects within the specified time, Buyer may terminate this contract or may elect , upon notice to Seller within 10 days after expiration after the expiration of the 30 day period to take title as it then is with the right to deduct from the purchase price liens or encumbrances of a definite or ascertainable amount. If Buyer does not so elect, this contract shall become null and void without further action of the parties.

12.  Pro Rations:  Water and other utility charges, general taxes, if any, and
     ------------
     other similar items shall be adjusted ratably as of the time of closing. If the amount of current general taxes is not then ascertainable the proration shall be prorated on the basis of 110% of the most recent ascertainable taxes. Prior to closing Seller shall remove the asbestos around the boiler.

     The amount of any general taxes which may accrue by reason of new or additional improvements shall be adjusted as follows: Seller shall pay for all periods prior to closing All prorations are final unless otherwise provided herein. Seller shall pay the amount of any stamp tax imposed by State and County law on the transfer of title, and shall furnish a completed Real Estate Transfer Declaration signed by the Seller or the Seller's agent or meet other requirements as established by any local ordinance with regard to a transfer or transaction tax: such tax required by local ordinance shall be paid by Buyer.

13.  Vendor and Buyer Risk:  The provisions of the Uniform Vendor and Buyer Risk
     ----------------------
     Act of the State of Illinois shall be applicable to this contract.

14.  Termination:  If this contract is terminated without Buyers fault, the
     ------------
     earnest money shall be returned to the Buyer.   If the termination is
     caused by Buyer's fault, then at the option of the Seller and upon notice to the Buyer, the earnest money shall be forfeited to Sell and and applied first to the payment of Seller's expenses: the balance if any to be retained by the Seller as liquidated damages. Provided, however, that either party may sue for specific performance, and the earnest money shall be applied to the purchase price.

15.  Escrow Closing:  At the election of either party and upon notice to the
     ---------------
     other party not less than 5 days prior to the date of closing, this sale shall be closed through an escrow with Chicago Title and Trust Company in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then in use by Chicago Title and Trust Company, with such special provisions inserted in the escrow as may be required to conform with this contract. The cost of the escrow shall be paid by the Seller. Upon satisfaction or waiver of the contingencies contained in Paragraph 20 and 25 hereof the parties shall jointly open a deed and money escrow agreement at Chicago Title and Trust Company using the form then in use by Chicago Title and Trust Company with such special provisions inserted in the escrow as may be required to conform with this contract. Seller's deed shall be deposited into the escrow within 5 days after the opening of the escrow provided, however, that said deed shall not be recorded prior to the deposit into the escrow of all of Seller's funds which shall be done not less than 10 days prior to the closing date. In all other respects the escrow shall conform to the provisions of this contract and the customary provisions of deed and money escrows in the form then in use by Chicago Title and Trust Company. The cost of the deed and money escrow shall be paid by the Seller.

16.  Time:  Time is of the essence of this contract
     -----

17.  Notices:  All notices herein required or permitted shall be in writing and
     --------
     shall be served on the parties at the addresses following their signatures. The mailing of a notice by certified mail, return receipt requested, shall be sufficient service. The attorneys for the parties as shown at the end hereof shall be agents for the service of notices. In addition to service by certified mail notices may be served upon the attorneys by facsimile transmission at the numbers shown herein. Proof of service may be made by customary affidavit together with a copy of the transmission report generated by the senders machine.

18.   FIRPTA:  Seller represents that he is not a foreign person as defined in
      -------
     section 1445 of the Internal Revenue Code and is therefore exempt from the withholding requirements of said section. Seller will furnish Buyer at closing the Exemption Certification set forth in said Section.

19.  IRPTA:    (A) Buyer and Seller agree that the disclosure requirements of
     ------
     the Illinois Responsible Transfer Act (do) apply to the transfer contemplated by this contract.

     (B) Seller agrees to execute and deliver to Buyer and each mortgage lender of Buyer such disclosure documents as may be required by the Illinois Responsible Property Transfer Act.

20.  Contingencies, Due Diligence:  Seller has delivered   the following
     ----------------------------
     materials which Seller may possess and which are hereinafter referred to as Due Diligence Documents:

          (1) Copies of service contracts, maintenance agreements and other contracts presently affecting the Real Estate, if any.

          (2) Municipal or Fire Department Related Notices, if any.

     Buyer shall have 30 days in which to satisfy itself as to the financial and physical condition of the Real Estate. During said 30 day period Seller shall permit Buyer or Buyer's agents to have access to the Real Estate for the purpose of inspecting or testing the roof, parking lot, furnace, electrical, heating, cooling, lead based paint, water supply. ventilating, plumbing, mechanical, structural, and other systems of the Real Estate as well as compliance with the American Disabilities Act and environmental concerns.

     In the event Buyer's inspection shall reveal any material defects, in Buyer's sole discretion, Buyer may at Buyer's option within said period deliver to Seller its notice of termination of this Contract, whereupon this Contract shall be null and void and Buyer shall receive back all amounts paid by it (including any interest earned on such amounts). In default of timely delivery of such notice of termination, the conditions of this Paragraph shall be deemed waived. Sellers agree to cooperate fully with Buyer in the satisfaction of the contingencies imposed by this Contract and shall permit Buyer and its agents to enter upon the property at all reasonable times upon reasonable notice to Seller for the purpose of inspecting the Real Estate

21.  Financing Contingency:  This contract is subject to the condition that
     ---------------------
     Buyer be able to procure within 30 days a firm commitment for a loan to be secured by a mortgage or trust deed on the real estate in the amount of 80% of the purchase price or such lesser sum as Buyer accepts, with interest not to exceed 7.5% a year to be amortized over 25 years. The term of such loan shall be at least 5 years. If, after making every reasonable effort, Buyer is unable to procure such commitment within the time specified herein and so notifies Seller thereof within that time, this contract shall become null and void and all earnest money shall be returned to Buyer; provided that if Seller, at his option, within a like period of time following Buyer's notice, procures for Buyer such a commitment or notifies Buyer that Seller will accept a purchase money mortgage upon the same terms, this contract shall remain in full force and effect.

     NOT USED.
     ---------

23.  Representations:  Sellers represent and warrant to Buyer that to the best
     ---------------
     of Seller's knowledge now and as of the closing, that:

     A. The Due Diligence documents including without limiting the generality of the foregoing the income and expense statements furnished with respect to a subparagraph 20(2) are true, accurate and complete in all material respects and that all documents which are in Seller's possession and responsive to Paragraph 20 have been delivered.

     B. The person(s) signing this contract on behalf of Seller has full authority to do so.

     C. Toxic or Hazardous Waste. 1. Seller has not, and to the best of Seller's knowledge, no other party has, spilled, disposed of, or stored on, under, or at the Property, toxic or hazardous chemicals, waste or substances of any kind whatsoever, whether by accident, burying, drainage, or storage in containers, tanks, or holding areas, or by any other means whatsoever (excepting only currently lawful quantities stored and maintained in accordance with commercially reasonable standards and applicable environmental laws); 2. To the best of Seller's knowledge, the Property has never been used as a dump or landfill; 3. To the best of Seller's knowledge, no other party has generated, released, stored, or deposited over, beneath or on the Property (or any immediately adjacent property), any hazardous or toxic materials, (excluding asbestos), PCBs, radioactive substances, explosives, petroleum or petroleum by-products or urea formaldehyde (excepting only currently lawful quantities maintained in accordance with commercially reasonable standards and applicable environmental laws); and 4. Seller has not received any written notices of, and to the best of Seller's knowledge there are no material violations of any environmental laws or regulations with respect to the Property.

     D. Actions Pending. Seller has not received written notice of any, and to Seller's Actual Knowledge there are no, proceedings (judicial or administrative), actions or suits (including, without limitation, any condemnation, eminent domain, annexation, land use, foreclosure or similar proceedings) existing, pending, involving, or threatened against the Property.

     E. Title. To Seller's Actual Knowledge, Seller is the legal and equitable owner of the Property (subject, however, to the Approved Exceptions to Title and with full right to convey the same, and without limiting the generality of the foregoing, Seller has not granted any options or rights of first refusal to third parties (including, without limitation, tenants under any Leases) to purchase or otherwise acquire any interest in the Property including leases which may remain outstanding after the Closing.

     Seller specifically disclaims any representations or warranties as to the physical components of the improvements on the Real Estate (including environmental matters except as set forth above). The parties further agree that until the closing of the sale hereunder, Seller shall operate the Real Estate in its usual and customary manner and shall maintain the Real Estate in the same condition as at the date hereof, ordinary wear and tear excepted. No new Leases shall be executed after the date hereof provided Buyer is not in default hereunder or this agreement shall not have been terminated.

24.  Survival: The warranties contained in Section 23 hereof shall survive the
     --------
     closing provided, however, that any claim under such warranties shall be presented to Seller in writing within 12 months of closing.

25.  Condition of Title:  Sellers shall within 5 business days of the date
     ------------------
     hereof furnish to Buyer a copy of Seller's existing title policy. If in Buyer's reasonable discretion any matters shown on said policy will unreasonably interfere with Buyer's use of the Real Estate as an office, Buyer may within 5 days from the date of receipt of the title policy terminate this Contract by written notice to Seller and receive back all moneys paid by Buyer and this Contract shall be of no further force and effect. In default of timely notice hereunder this condition shall be deemed satisfied and the matters set forth on said existing title policy shall be deemed to be those matters described at Paragraph 2 on the front hereof and the only permitted exception to title under said Paragraph 2(a). The "Approved Exceptions to Title" (Except for Seller's mortgage, if any, which shall be removed at closing and the leases, if any, set forth on the rent roll. The sale shall be subject to the lien of current taxes only.)

     NOT USED.
     ---------

27.  Execution in Counterpart:  This contract may be executed in one or more
     ------------------------
     counterparts and said counterparts taken together shall constitute one contract.

28.  Strike Throughs  Language which is stricken through thus: thus is not part
     ---------------
     of this contract.

29.  Exchange: Sellers hereunder may desire to exchange, for other property of
     --------
     like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended and the Regulations promulgated thereunder, fee title in the property which is the subject of this contract. Sellers reserve the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4) on or before the closing date.

30. Termination of Lease: Seller represents that the property is currently subject to two leases for tenants located on the first floor which leases are oral and month to month. Upon execution of this Agreement, Seller shall promptly give notice of termination to both tenants in accordance with Illinois law.

30. It is understood that the following subsequent to closing Buyer will be substantially remodeling the unit which may also require work which require in other units as well as the common elements of the condominium. In such an event, Buyer shall obtain general liability insurance for insuring against injury or damage to property to others and shall name as an additional insured under such policy Buyer, the condominium board and the owners of the other units in the building. Such insurance shall be in the minimum amounts of $1,000,000 to each loss with an aggregate total loss payable of $5,000,000.

32.  Representatives:            Representatives of the Parties are as follows:
     ----------------

     Attorney for the Seller:    Edward J. FitzSimons
     ------------------------
                                 30 N. LaSalle Street, Suite 3232
                                 Chicago IL 60602

                                 Phone 312-372-3800
                                 Fax 312-750-6808

     Attorney for the Buyer:     Robert Bramlette
     -----------------------
                                 350 W. Oritario
                                 Chicago, IL 60610
                                 Phone 312-475-1255
                                 Fax 312-475-1267

     Listing Broker:     Fred Rolison, The Ross Group, 154 West Hubbard, Suite
     ---------------
                         200, Chicago, IL 60610, Phone 312-527-4747
     Selling Broker:     Fred Rolison, The Ross Group
     ---------------

     Address of Buyer:   22 W. Hubbard, Chicago, IL 60610
     -----------------

     Address of Seller:  416 West Erie, Chicago, IL, Phone 312-943-4223
     ------------------

     Date of Acceptance:      5/27/99
                         ----------------

Dated this  27th  day of  May, 1999

BUYER:                             SELLER:
Quantum Leap Communications, Inc.

/s/  Fred Smith                     /s/  C. Vespa